Exhibit 10.22

NWA- New A330 Aircraft Financing Letter Agreement

*** Indicates CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

NEW A330 FINANCING LETTER AGREEMENT No 1

As of January 21, 2005

Ladies and Gentlemen:

Northwest Airlines, Inc. (“Buyer”), and AVSA, S.A.R.L. (“Seller”), have entered into Amendment No 7 (the “Agreement”), dated as of January 21, 2005, to that certain A330 Purchase Agreement, dated as of December 21, 2000, as amended, which covers, among other matters, the sale by the Seller and the purchase by Buyer of eight (8) Additional A330 Aircraft (the “Aircraft”) as described in the Agreement.  Buyer and Seller have agreed to set forth in this New A330 Financing Letter Agreement (this “Letter Agreement”) certain terms and conditions regarding the financing of the Aircraft.

The financing support provided or caused to be provided by Seller, in the form of a New A330 Financing, as set out in this Letter Agreement shall only be available for up to three (3) Aircraft out of the first four (4) and up to three (3) Aircraft out of the last four (4) Aircraft to be delivered to Buyer.

Capitalized terms used herein and not otherwise defined in this Letter Agreement shall have the meanings assigned thereto in the Agreement. The terms “herein”, “hereof” and “hereunder” and words of similar import refer to this Letter Agreement.

This Letter Agreement shall not constitute part of the Agreement, but shall be a separate and independent contract of financial accommodation.

A. NEW A330 FINANCING:

Seller hereby agrees that Seller or one or more of its subsidiary or affiliate companies (the “Lender”) shall provide, or cause to be provided for each of the six (6) Aircraft referred to in the second paragraph of this Letter Agreement, a standby credit facility in the form of a senior secured mortgage debt financing on the terms and conditions outlined below (each a “New A330 Financing”).

Financed Amount:	The Financed Amount for an Aircraft shall not exceed *** percent of the Aircraft Net Fly Away Price (as defined below) of such Aircraft.

Aircraft Net Fly Away Price:

Final Contract Price of the relevant Aircraft, net of all airframe and engine credit memoranda available at delivery to reduce the Final Contract Price regardless of the application of such credit memoranda by Buyer. The Aircraft Net Fly Away Price for an Aircraft shall include the cost, subject to the limits set out below, of buyer furnished equipment and AVSA-supplied buyer furnished equipment under Clause 18 of the A330 Purchase Agreement, dated as of December 21, 2000, as amended, (together the “Equipment”) for such Aircraft. The cost of Equipment included within the Aircraft Net Fly Away Price shall not exceed *** percent (***%) of the Aircraft Net Fly Away Price excluding the cost of the Equipment for such Aircraft.

Term:	*** years from delivery of the relevant Aircraft.

Repayment Profile:

Each New A330 Financing shall amortize from the Financed Amount using a fixed principal annuity repayment profile based on a notional interest rate of ***% per annum down to a *** percent (***%) balance repayment of the Financed Amount (the “Balloon”) at year ***.

New A330 Financing shall be fully repaid in *** quarterly principal repayments, in arrears, with a final payment equal to the Balloon.

Installments of interest shall be calculated at the beginning of each quarter of the Term on the relevant principal then outstanding using the applicable Interest Rate as defined below and shall be payable quarterly in arrears.

Upfront Arrangement Fee:	Buyer shall pay the Lender an upfront Arrangement Fee for each New A330 Financing in an amount equal to *** percent of the Financed Amount for the relevant Aircraft.

Interest Rate:

The Interest Rate for each New A330 Financing will be determined at the drawdown of such New A330 Financing and will be based on a floating, private placement rate equal to three (3) month US$LIBOR as determined and notified by Lender to Buyer from time to time (“3M LIBOR”) plus the highest of:

(x) *** basis points per annum;

Privileged and Confidential

	(y)	the then prevailing Buyer’s Market Margin over 3M LIBOR (as determined below) for a comparable borrowing;

	(z)	the Airbus SAS’ Cost of Funds over 3M LIBOR (as determined below) for a comparable borrowing plus *** basis points per annum.

Prior to each New A330 Financing the Seller and Buyer will establish the then prevailing Buyer’s Market Margin over 3M LIBOR and the Airbus SAS’ Cost of Funds over 3M LIBOR by requesting their respective commercial banks to determine the rate that would be obtainable in the market by Buyer and by Airbus SAS for a comparable borrowing at the time of such New A330 Financing. If the two commercial banks agree on Buyer’s Market Margin over 3M LIBOR and the Airbus SAS’ Cost of Funds over 3M LIBOR then these rates shall be the Buyer’s Market Margin over 3M LIBOR and the Airbus SAS’ Cost of Funds over 3M LIBOR for purposes of such New A330 Financing.

Should the two commercial banks fail to agree on Buyer’s Market Margin over 3M LIBOR and/or the Airbus SAS’ Cost of Funds over 3M LIBOR, the Seller and Buyer will request a mutually selected third commercial bank to determine Buyer’s Market Margin over 3M LIBOR and/or the Airbus SAS’ Cost of Funds over 3M LIBOR and the average of the closest two of the three commercial bank quotations for each of Buyer’s Market Margin over 3M LIBOR and/or the Airbus SAS’ Cost of Funds over 3M LIBOR will be Buyer’s Market Margin over 3M LIBOR and the Airbus SAS’ Cost of Funds over 3M LIBOR for purposes of such New A330 Financing.

Interest Rate Cap:	The Interest Rate determined as described above for a New A330 Financing shall at all times be subject to a cap of the 3M LIBOR plus *** basis points per annum.

Interest Rate ***:	If Buyer ***, then:

(x)

The Interest Rate applicable to the New A330 Financing for each Aircraft yet to be delivered by Seller shall be the Interest Rate at the time of such financing as described above *** basis points per annum;

	(y)	The Interest Rate as described above for each New A330 Financing for Aircraft which have already been delivered and on which Lender is then holding any portion of such New A330 Financing shall be *** basis points per annum; and

(z)

The Interest Rate Cap as described above for each Aircraft then financed on which Lender is then holding any portion of such New A330 Financing and for each Aircraft to be financed by Lender shall be *** basis points per annum.

***:

If Buyer *** by January 27, 2005 then (i) the provisions of the Interest Rate *** paragraph immediately above shall be terminated and shall be of no further force or effect and (ii) the Interest Rate Cap as described above shall be *** to 3M LIBOR plus *** basis points per annum.

Prepayment right

Each New A330 Financing shall be pre-payable in whole or in part at any time by Buyer without premium or penalty other than 3M LIBOR breakage cost and, provided no event of default having occurred under any New A330 Financing, without limitation resulting from the cross-default and cross-collateralization provisions described below.

Cross Default and Cross-collateralization

Cross default and cross-collateralization shall apply between the transaction documents for all New A330 Financings entered into and to be entered into at any time between Lender and Buyer and/or any of their subsidiaries or affiliate companies. In the event that Lender assigns, transfers, securitizes or otherwise participates more than fifty percent (50%) of the then outstanding principal amount of any New A330 Financing to a third party or parties, the rights of cross-default and cross-collateralization shall terminate with respect to such New A330 Financing provided that in the event that Lender assigns, transfers, securitizes or otherwise participates, at any time and from time to time, more than fifty percent (50%) of the then outstanding principal amount of two or more New A330 Financings to the same third party or parties, the rights of cross-default and cross-collateralization shall be in effect, whether or not previously terminated in accordance with this sentence among (but only among) such New A330 Financings. Following any such assignment, transfer, securitization or participation, Lender shall retain the benefit of cross-default and cross-collateralization among (but only among) the remaining New A330 Financings.

Airbus Financial Services (“AFS”), AFS joint ventures or their subsidiaries

The provisions of Section 8.7 of the MSN 633 Credit Agreement (as defined below) shall be incorporated into each New A330 Financing, provided, however, that for purposes of (i) providing any New A330 Financing or (ii) an assignment of any New A330 Financing, in the event that Avion Capital Limited, AFS or AFS’ successor (provided such AFS successor is a subsidiary of Airbus SAS), any joint venture where AFS or AFS’ successor (provided such AFS successor is a subsidiary of Airbus SAS) is at least a twenty-five percent (25%) participant, or any of their wholly owned subsidiaries is either the provider or the assignee of a New A330 Financing, such entity shall not be subject to a net worth test and shall not be required to obtain a third party guarantee of its obligations.

Notice

Buyer shall inform Seller of its intention to use the New A330 Financing offered by Seller as set forth herein as to any Aircraft by providing written notice to Seller no less than sixty (60) days prior to the scheduled month of delivery of each such Aircraft (the “Preliminary Notice Date”). Buyer will be required to provide final written irrevocable notice (the “Final Notice Date”) to Seller no less than thirty (30) days prior to the scheduled month of delivery of such Aircraft.

Notwithstanding the foregoing, in order to facilitate administrative planning, Lender will be entitled from time to time and in advance of the Preliminary Notice Date to ask Buyer about its likely intentions with regard to the financing of a relevant Aircraft. Buyer hereby undertakes to provide a good faith response to any such enquiry, which will not be binding on its ultimate intentions.

Transaction Documents

The documentation for each New A330 Financing shall be based upon the documentation for the financing of MSN 633, the Credit Agreement, dated as of November 16, 2004, Among Northwest Airlines as Borrower, Airbus Finance Company Limited as Lender and *** as Administrative and Collateral Agent (the “MSN 633 Credit Agreement”) and the Mortgage and Security Agreement, dated as of November 16, 2004, between Northwest Airlines, Inc. and ***, reasonably adjusted to reflect:

	(i)	the provisions of this Letter Agreement;

(j)

with mutual consent and with Buyer and Seller acting in good faith, market terms and conditions arising after the date of this Letter Agreement for a comparable financing as of the delivery date of the Aircraft subject to such New A330 Financing.

Cost and Expenses

Buyer will pay the Lender’s reasonable and adequately documented external legal expenses incurred on or after the applicable Preliminary Notice Date in relation to each New A330 Financing whether or not consummated but only, in the case of a consummated New A330 Financing, to the extent accrued to the initial funding date plus reasonable post closing fees and expenses relating to such initial funding date. The provisions of this Paragraph shall survive any termination of this Letter Agreement.

Guarantee

To the extent that Seller or an affiliate of Seller other than AFS or AFS’ successor (provided such AFS successor is a subsidiary of Airbus SAS) is a Lender under a New A330 Financing and prior to any transfer or assignment of such New A330 Financing by such Lender, the obligation of such Lender to disburse the loan thereunder, subject to the terms and conditions specified therein, shall be guaranteed by Airbus SAS on terms substantially similar to those set forth in Exhibit A of this Letter Agreement.

B. CONDITIONS PRECEDENT:

Each New A330 Financing will contain appropriate conditions precedent including

(i)            there not having occurred since 31 December 2004 and be continuing 60 days before drawdown of debt under this Letter Agreement in respect of a relevant Aircraft a material adverse change in Buyer’s financial condition which has a material adverse effect on Buyer’s ability to perform its material obligations under the New A330 Financing;

(ii)           Buyer not being in material default, at time of drawdown of debt under this Letter Agreement in respect of a relevant Aircraft, under

(A) any material financing, including without limitation

(1)   any financing drawn under the Credit Agreement, an A330 Short-Term Credit  or a EETC Participation, an  A319 Short-Term Credit, the AIFS Term Loan (if AIFS or an affiliate thereof remains at risk),  an AIL Trust (if AIL or an affiliate thereof remains at risk); and

(2)   any financing drawn under commitments provided to Buyer by the propulsion systems manufacturer in respect of an A330 aircraft; and

(3)   any financing drawn under this Letter Agreement; and

(4)   any financing drawn under any commitment provided by Seller to Buyer in respect of any Airbus aircraft; or

(B)           under the Agreement or the Airbus A330-300 Purchase Agreement dated as of December 21, 2000 as amended from time to time (the “PA No1”); and

(iii)          NWA having used commercially reasonable efforts to secure third party financing for the relevant Aircraft on equal or better terms before utilizing Seller’s financing support hereunder, provided that a letter from a major investment banker stating that such third party financing is unavailable on equal or better terms to Buyer shall satisfy Buyer’s obligation to use commercially reasonable efforts to secure such financing.

Each of the defined terms identifying a financing facility in clause (ii)(A)(1) above shall have the meaning ascribed thereto in the A330 Financing Letter Agreement No 1 as of December 21, 2000, as amended from time to time (the “FLA No1”).

C. BUYER’S COOPERATION

Buyer shall cooperate in good faith with Seller or Lender in their efforts to sell-down, securitize or otherwise reduce its financing exposure to Buyer.

D. MAXIMUM PRINCIPAL AMOUNT

The aggregate principal amount of the New A330 Financings to be provided hereunder shall not exceed US$ *** million.

E. TERMINATION

During the term of this Letter Agreement, each of the commitments of Lender set forth herein shall be subject to the non-occurrence of any of the events described in this paragraph E. Should any event described in sub-paragraph (a) of this paragraph occur, this Letter Agreement and the commitments of Seller hereunder shall automatically terminate without notice of any kind and without prejudice to any other rights or remedies that may be available to Seller. If any event described in sub-paragraphs (b) or (c) of this paragraph occur, Seller shall be entitled to terminate this Letter Agreement and its commitments hereunder.

(a)

(1)           Buyer or any other party shall commence any case, proceeding or other action with respect to Buyer in any jurisdiction relating to bankruptcy, insolvency, reorganisation or relief from debtors or seeking a reorganisation, arrangement, winding-up, liquidation, dissolution or other relief with respect to its debts and such case, proceeding or action is not dismissed within sixty (60) days.

(2)           An action is commenced seeking the appointment of a receiver, trustee, custodian or other similar official for Buyer for all or substantially all of its assets and such action is not stayed or dismissed within sixty (60) days, or Buyer makes a general assignment for the benefit of its creditors

(3)           An action is commenced against Buyer seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets and such action is not dismissed within sixty (60) days.

(4)           Buyer is unable generally to pay its debts as they become due.

(5)           There is a liquidation, winding-up or analogous event with respect to Buyer.

(b)

(1)           Buyer fails to make any Predelivery Payment required to be made pursuant to the Agreement or the PA No1 when such payment comes due or fails to make payment of all or part of the Final Contract Price with respect to any aircraft required to be made pursuant to the Agreement or the PA No1.

(2)           Buyer defaults on any payment of principal or interest on any indebtedness or in the payment of any guarantee obligation to Seller or any of its Affiliates (as defined in the Agreement).

(3)           Buyer defaults in its obligation to take delivery of an A330 aircraft under the Agreement or the PA No1.

(4)           Buyer defaults in any material respect in the observance or performance of any other material covenant or undertaking contained in the Agreement or PA No1, and such default continues beyond the applicable grace period (if any).

(5)           The Agreement or PA No1 shall have terminated on account of a material breach by Buyer or for any other reason or if Buyer shall be in material default of any of its obligations thereunder.

(c)           Buyer or any of its affiliates shall have materially defaulted under any A330 Short-Term Credit, EETC Participation (each as defined in the FLA No1) or New A330 Financing.

F. GENERAL

1.     Propulsion Systems Manufacturer

Buyer hereby confirms that, at the time of signature of the Propulsion Systems agreement  in respect of support and warranties on the Propulsion Systems and as a condition of its selection, the Propulsion Systems manufacturer will be required to provide a formal and documented undertaking to Buyer to provide financing options to Buyer in respect of up to *** Aircraft out of the eight (8) firmly ordered Aircraft. Seller hereby confirms that it has reached satisfactory terms with Pratt and Whitney with respect to the allocation of Aircraft for financing purposes whereby Pratt and Whitney will have responsibility for providing financing on the *** Aircraft and on *** out of the last four (4) Aircraft to be delivered to Buyer. The rank of the *** Aircraft as to which Pratt and Whitney shall have financing responsibility will be communicated by written notice from Seller to Buyer no later than eighteen (18) months prior to the scheduled delivery date of the last Aircraft scheduled to be delivered pursuant to the Agreement.

2.     Option aircraft

The support outlined herein is available in respect of six (6) out of the initial eight (8) firmly ordered Aircraft and not in respect of Option Aircraft or Purchase Right Aircraft subsequently converted to firm aircraft.

3.     Assignment

Notwithstanding any other provision of this Letter Agreement or of the Agreement, this Letter Agreement and the rights and obligations of Buyer and Seller hereunder (excluding, for the avoidance of doubt, for the purposes of this Paragraph the rights and obligations under a New A330 Financing that has already been closed) will not be assigned or transferred or mortgaged or pledged in any manner without the prior written consent of the other party hereunder, and any attempted assignment or transfer in contravention of the provisions of this Paragraph will be void and of no force and effect.

4.     Miscellaneous Provisions

(a)           Notices

All notices and requests required or authorized hereunder shall be given in writing either by personal delivery to a responsible officer of the party to whom the same is given or by commercial courier or mail or by electronic transmission to the addresses set forth below. The date upon which any such notice or request is so personally delivered or delivered by commercial courier or mail, or if such notice or request is given by electronic transmission, the date upon which sent, shall be deemed to be the effective date of such notice or request.

Seller shall be addressed at:

2, rond-point Maurice Bellonte
31700 BLAGNAC, FRANCE

Attention:	Director - Contracts
Telephone:	(33) 5 61 30 40 12
Fax:	(33) 5 61 30 40 11

And Buyer shall be addressed at:

2700 Lone Oak Parkway
Eagan, Minnesota 55121, USA

Attention:	Senior Vice President Finance & Treasurer
Telephone:	(1) 612 726 2274
Fax:	(1) 612 726 2221

or at such other address or to such other address or to such other person as the party receiving the notice or request may designate from time to time.

(b)           Waiver

The failure of either party to enforce at any time any of the provisions of this Letter Agreement, or to exercise any right herein provided, or to require at any time performance by any other party of any of the provisions hereof, will in no way be construed to be a present or future waiver of such provisions nor in any way to affect the validity of this Letter Agreement or any part hereof or the right of the other party thereafter to enforce each and every provision. The express waiver by either party of any provision, condition or requirement of this Letter Agreement shall not constitute a waiver of any future obligation to comply with such provision, condition or requirement.

(c)           Interpretation and Law

THIS LETTER AGREEMENT AND ANY DOCUMENTS PERTAINING TO ANY OF THE FINANCING PROVIDED HEREUNDER WILL BE GOVERNED BY AND CONSTRUED, AND THE PERFORMANCE THEREOF WILL BE DETERMINED, IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE IN SUCH STATE BY RESIDENTS THEREOF AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. Each of Seller and Buyer (i) hereby irrevocably submits itself to the non-exclusive jurisdiction of the courts of the State of New York, New York County, of the United States, and to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Letter Agreement, the subject matter hereof or any of the transactions contemplated hereby brought by any party or parties hereto, and (ii) hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, to the extent permitted by applicable law, any defense based on sovereign or other immunity or that any suit, action or proceeding is brought in an inconvenient forum, that the venue of such suit, action or proceeding is improper, or that this Letter Agreement or the subject matter hereof or any of the transactions contemplated hereby may not be enforced in or by such courts.

(d)           Confidentiality

Subject to any legal or governmental requirements of disclosure, and except for disclosure to legal counsel, credit rating agencies and lead lenders to the parties on an as-needed basis, the parties (which for this purpose shall include their board of directors, employees, agents and advisers (including financial advisers)) shall maintain the terms and conditions of this Letter Agreement strictly confidential. Without limiting the generality of the foregoing, Buyer and Seller will limit the disclosure of the contents of this Letter Agreement, to the extent legally permissible, in any filing required to be made with any governmental agency and shall make such applications as shall be necessary to implement the foregoing. Buyer and Seller shall consult with each other prior to the making of any public disclosure or filing, otherwise permitted hereunder, of this Letter Agreement or the terms and conditions hereof. In the event that Buyer receives any other disclosure request from any government or any branch, agency or instrumentality thereof or any government-related entity, which Buyer believes would be advisable to satisfy in whole or in part, Buyer and Seller will consult and Seller will not unreasonably withhold its consent to such disclosure.. The provisions of this Paragraph shall survive any termination of this Letter Agreement.

(e)           Severability

In the event that any provision of this Letter Agreement should for any reason be held to be without effect, the remainder of this Letter Agreement shall remain in full force and effect. To the extent permitted by applicable law, each party hereto hereby waives any provision of law which renders any provision of this Letter Agreement prohibited or unenforceable in any respect.

(f)            Alterations to Contract

This Letter Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes any previous understanding, commitments or representations whatsoever, oral or written.

(g)           Language

All correspondence, documents and any other written matters in connection with this Letter Agreement shall be in English.

(h)           Headings

All headings in this Letter Agreement are for convenience of reference only and do not constitute a part of this Letter Agreement.

(i)            Counterparts

This Letter Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

If the foregoing correctly sets forth our understanding, please execute the original and one (1) copy hereof in the space provided below and return a copy to AVSA.

Very truly yours,

AVSA S.A.R.L.

		By:	/s/ Marie-Pierre Merle-Beral
			Name:	Marie-Pierre Merle-Beral
			Title:	CEO

Northwest Airlines, Inc.

Accepted and Agreed:

By:	/s/ Daniel B. Matthews
Name:	Daniel B. Matthews
Title:	Senior Vice President and Treasurer

EXHIBIT A

CONSENT AND GUARANTY

Airbus SAS hereby acknowledges notice of and consents to all of the terms of the [name of credit agreement the “Credit Agreement”) between [name of AVSA affiliate] (the “Lender”) and Northwest Airlines, Inc. (“Northwest”) in respect of the financing of one (1) A330 aircraft and unconditionally guarantees upon first written demand the due and punctual performance by the Lender of the Lender’s obligation to disburse the Loan subject to all of the terms and conditions specified in the Credit Agreement.  Airbus SAS hereby agrees that its obligations hereunder are unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by any modification or amendment of or supplement to the Credit Agreement (other than release, discharge or waiver of this Consent and Guaranty) provided, however, that the obligations of Airbus SAS under this Consent and Guaranty shall terminate and be of no further force and effect on the earlier to occur of (i) the date on which the Lender transfers or assigns its rights and obligations under the Credit Agreement to any Person that is not an Affiliate of AVSA S.A.R.L. and (ii) the date on which the Lender disburses the Loan in accordance with the Credit Agreement.  Airbus SAS agrees that it will execute and deliver such other and further instruments as may be reasonably requested by Northwest, its successors or assigns to reaffirm its obligations hereunder.

Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

IN WITNESS WHEREOF, the undersigned has caused this Consent and Guaranty to be executed and delivered as of the day first above written.

AIRBUS S.A.S

By:
Title:

By:
Title: